                                    CERTIFICATE


     The undersigned hereby certifies that he is the Secretary of Dean Witter New York Municipal Money Market Trust (the "Trust"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust of the Trust adopted by the Trustees of the Trust on April 30, 1998 as provided in Section 9.3 of the said Declaration, said Amendment to take effect on June 22, 1998, and I do hereby further certify that such amendment has not been amended and is on the date hereof in full force and effect.

     Dated this 22nd day of June, 1998.




                                   -----------------------------------
                                   Barry Fink
                                   Secretary

                                     AMENDMENT




Dated:              June 22, 1998

To be Effective:    June 22, 1998





                                         TO

                 DEAN WITTER NEW YORK MUNICIPAL MONEY MARKET TRUST

                                DECLARATION OF TRUST

                                       DATED

                                 DECEMEBER 27, 1989

     Amendment dated June 22, 1998 to the Declaration of Trust
(the "Declaration") of Dean Witter New York Municipal Money Market Trust (the "Trust") dated December 27, 1989


     WHEREAS, the Trust was established by the Declaration on the date hereinabove set forth under the laws of the Commonwealth of Massachusetts; and

     WHEREAS, the Trustees of the Trust have deemed it advisable to change the name of the Trust to "Morgan Stanley Dean Witter New York Municipal Money Market Trust," such change to be effective on June 22,1998;

NOW, THEREFORE:

     1. Section 1.1 of Article I of the Declaration is hereby amended so that that Section shall read in its entirety as follows:

          "Section 1.1 NAME. The name of the Trust created hereby is the Morgan Stanley Dean Witter New York Municipal Money Market Trust and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" whenever herein used) shall refer to the Trustees as Trustees, and not as individuals, or personally, and shall not refer to the officers, agents, employees or Shareholders of the Trust. Should the Trustees determine that the use of such name is not advisable, they may use such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name."

     2. Subsection (o) of Section 1.2 of Article I of the Declaration is hereby amended so that that Subsection shall read in its entirety as follows:

          "Section 1.2  DEFINITIONS...

          "(o) "TRUST" means the Morgan Stanley Dean Witter New York Municipal Money Market Trust."

     3. Section 11.7 of Article XI of the Declaration is hereby amended so that that Section shall read as follows:

          "Section 11.7   USE OF THE NAME "MORGAN STANLEY DEAN WITTER."  Morgan
          Stanley Dean Witter & Co. ("MSDW") has consented to the use by the Trust of the identifying name "Morgan Stanley Dean Witter," which is a property right of MSDW. The Trust will only use the name "Morgan Stanley Dean Witter" as a component of its name and for no other purpose, and will not purport to grant to any third party the right to use the name "Morgan Stanley Dean Witter" for any purpose. MSDW, or any corporate affiliate of MSDW, may use or grant to others the right to use the name "Morgan Stanley Dean Witter," or any combination or abbreviation thereof, as all or a portion of a corporate or business name or for any commercial purpose, including a grant of such right to any other investment company. At the request of MSDW or any corporate affiliate of MSDW, the Trust will take such action as may be required to provide its consent to the use of the name "Morgan Stanley Dean Witter," or any combination or abbreviation thereof, by MSDW or any corporate affiliate of MSDW, or by any person to whom MSDW or a corporate affiliate of MSDW shall have granted the right to such use. Upon the termination of any investment advisory agreement into which a corporate affiliate of MSDW and the Trust may enter, the Trust shall, upon request of MSDW or any corporate affiliate of MSDW, cease to use the name "Morgan Stanley Dean Witter" as a component of its name, and shall not use the name, or any combination or abbreviation thereof, as part of its name or for any other commercial purpose, and shall cause its officers, Trustees and Shareholders to take any and all actions which MSDW or any corporate affiliate of MSDW may request to effect the foregoing and to reconvey to MSDW any and all rights to such name."

     4. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

     5. This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

  IN WITNESS WHEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 22nd day of June, 1998.


/s/ Michael Bozic                    /s/ Manuel H. Johnson
-----------------------------------  --------------------------------------
Michael Bozic, as Trustee            Manuel H. Johnson, as Trustee
and not individually                 and not individually
c/o Levitz Furniture Corp.  Inc.     c/o Johnson Smick International
6111 Broken Sound Parkway, NW        1133 Connecticut Avenue, NW
Boca Raton, FL  33487                Washington, D.C.  20036



/s/ Charles A. Fiumefreddo           /s/ Michael E. Nugent
-----------------------------------  --------------------------------------
Charles A. Fiumefreddo, as Trustee   Michael E. Nugent, as Trustee
and not individually                 and not individually
Two World Trade Center               c/o Triumph Capital, L.P.
New York, NY  10048                  237 Park Avenue
                                     New York, NY  10017



/s/ Edwin J. Garn                    /s/ Philip J. Purcell
-----------------------------------  --------------------------------------
Edwin J. Garn, as Trustee            Philip J. Purcell, as Trustee
and not individually                 and not individually
c/o Huntsman Corporation             1585 Broadway
500 Huntsman Way                     New York, NY  10036
Salt Lake City, UT  84111



/s/ John R. Haire                    /s/ John L. Schroeder
-----------------------------------  --------------------------------------
John R. Haire, as Trustee            John L. Schroeder, as Trustee
and not individually                 and not individually
Two World Trade Center               c/o Gordon Altman Butowsky Weitzen
New York, NY  10048                    Shalov & Wein
                                     Counsel to the Independent Trustees
                                     114 West 47th Street
                                     New York, NY 10036
/s/ Wayne E. Hedien
-----------------------------------
Wayne E. Hedien, as Trustee
and not individually
c/o Gordon Altman Butowsky Weitzen
  Shalov & Wein
Counsel to the Independent Trustees
114 West 47th Street
New York, NY  10036

STATE OF NEW YORK   )
                    )ss.:
COUNTY OF NEW YORK  )


On this 22nd day of June, 1998, MICHAEL BOZIC, CHARLES A. FIUMEFREDDO, EDWIN J. GARN, JOHN R. HAIRE, WAYNE E. HEDIEN, MANUEL H. JOHNSON, MICHAEL E. NUGENT, PHILIP J. PURCELL and JOHN L. SCHROEDER, known to me to be the individuals described in and who executed the foregoing instrument, personally appeared before me and they severally acknowledged the foregoing instrument to be their free act and deed.





                                                  /s/ Marilyn K. Cranney
                                                  ----------------------
                                                            Notary Public


MARILYN K. CRANNEY
NOTARY PUBLIC, State of New York
No. 24-4795538
Qualified in Kings County
Commission Expires May 31, 1999